UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 5, 2010

RECEIVABLE ACQUISITION & MANAGEMENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9370	13-3186327
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2 Executive Drive, Suite 630, Fort Lee	07024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  201-677-8904

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01  Other Information and Regulation FD Disclosure.

On October 1, 2010, the Company announced that it signed a letter of intent to acquire Agility Professional Services LLC, a privately-held company that provides information technology products and services. The transaction is subject to the execution of a definitive purchase agreement, satisfactory completion of due diligence, and other customary closing conditions.

A copy of the press release announcing the letter of intent is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)       Exhibits

99.1—Press Release dated October 1, 2010 entitled “Receivable Acquisition & Management Corporation announces Letter of Intent to Purchase Agility Professional Services LLC Propelling them into what is expected to be the $53 Billion Healthcare Information Technology Market Place by 2014.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Receivable Acquisition & Management Corporation.
(Registrant)

Dated: October 5, 2010	By	/s/ Max Khan
Max A. Khan, Chief Executive Officer